SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 22, 2007

UFP Technologies, Inc.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-12648	04-2314970
(Commission File Number)	(I.R.S. Employer Identification No.)

172 East Main Street, Georgetown, MA	01833-2107
(Address of Principal Executive Offices)	(Zip Code)

(978) 352-2200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 22, 2007, the Board of Directors of UFP Technologies, Inc. (the “Company”) elected David K. Stevenson as a director and member of the Audit Committee.  Mr. Stevenson, 61, a Certified Public Accountant, was previously a Partner with Arthur Andersen, LLP serving in various leadership roles in their Boston office and firm-wide tax practice.  He has served or continues to serve as a director on numerous boards, including Chirex, Inc., Beth Israel Deaconess Hospital - Needham, Information Mapping, Inc., Elderhostel, Inc. and various US insurance subsidiaries of the publicly traded company Sun Life Financial, Inc.  Mr. Stevenson holds an A.B. from Bowdoin College and an MBA from Rutgers University.

The Company issued a press release on March 26, 2007 announcing the election of Mr. Stevenson.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release dated March 26, 2007 of UFP Technologies, Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 27, 2007	UFP TECHNOLOGIES, INC.

	By	/s/ Ronald J. Lataille
Ronald J. Lataille, Chief Financial
Officer and Vice President

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated March 26, 2007 of UFP Technologies, Inc.